UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2/A
Amendment #2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GUINNESS EXPLORATION, INC.
(Name of small business issuer in its charter)

Nevada	1090	98-0465540
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Code Number)	(I.R.S. Employer Identification No.)

844 Reddington Court
Coquitlam, British Columbia
Canada V4C 4P7
Tel: (604) 944-8133  Fax: (604) 488-0239
(Address and telephone number of principal executive offices)

Donald Kello
844 Reddington Court
Coquitlam, British Columbia
Canada V4C 4P7
Tel: (604) 944-8133  Fax: (604) 488-0239
 (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	5,525,000	$ 0.05	$276,250	$29.56

(1)     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.
(2)     This price was arbitrarily determined by the issuer.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS
GUINNESS EXPLORATION, INC.
A NEVADA CORPORATION

5,525,000 Shares of Common Stock of Guinness Exploration, Inc.

SUBJECT TO COMPLETION, DATED July 3, 2007

The prospectus and the registration statement, of which it is a part, are being filed with the SEC to satisfy our obligations to the recipients of certain shares of common stock (the "Selling Shareholders") of Guinness Exploration, Inc. This prospectus relates to 5,525,000 common shares of Guinness Exploration, Inc. a Nevada corporation, which may be resold from time to time by certain of our selling stockholders.  Our common stock is not currently listed on any national exchange or electronic quotation system.  In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

An investment in the securities offered hereby involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.

Investing in the Common Shares Involves Risks, See “Risk Factors” Beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  Our selling stockholders may not offer or sell their shares of our common stock until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling stockholders, other than our President who is an affiliate of the Company, will offer shares at the designated price until their shares are quoted on the Over-The-Counter (OTC) Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The offering price of the shares offered herein will be $0.05 per share. Our affiliate selling shareholder is considered an underwriter of this offering and will offer his shares at $0.05 per share for the duration of the offering

                                        Estimated                   Underwriting discounts           Proceeds to
                                  Maximum Offering               and commissions                    Issuer(1)
                                    Price to Public
Per Share                           $0.05                                   $0.00                           $0.00
Total Maximum                  $276,250                             $0.00                           $0.00
_____________________
(1)  The Selling Stockholders will receive all of the proceeds from the sale of our common stock.

TABLE OF CONTENTS

PROSPECTUS SUMMARY………………………………………………………….………1

THE COMPANY……………………………………………………………………………..1

THE OFFERING………………………………………………………………………….…..1

SELECTED FINANCIAL INFORMATION……………………….……….…………..........2

RISK FACTORS…………………………………………………………….………...……..3
            Risks Related to our this Offering and Our Common Stock…....…………...…....……..3
            Risks Related to Our Business…………………………....……………....…...……….5

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS…….………10

USE OF PROCEEDS……………..……………………………………….……………..…11

DETERMINATION OF OFFERING PRICE……………………………..…………...........11

DILUTION………………………………………………………………….….......……….11

LEGAL PROCEEDINGS………………………………………...…………….…………..17

DIRECTOR, EXECUTIVE OFFICER, PROMOTERS AND CONTROL PERSONS.........17

SECURITY OWNERSHIP OF DIRECTOR, OFFICER AND MANAGEMENT…..…..…17

DESCRIPTION OF SECURITIES…………………………………………….......…...….18

EXPERTS………………………………………………..…………………………...……19

LIMITATION OF LIABILITY AND INDEMNIFICATION……....……..………....…….19

DESCRIPTION OF BUSINESS…..…………………………………...……….....………20
            History and Background……………………....…………….….…………..............20
            Our Business…………………………..…….....………………….….....…………20

            Industry Overview........................................................................................................21
                Worldwide Uranium Supply…………………………...………...............................22
                Uranium Demand………………………………………………..............................21
                Uranium Supply........................................................................................................22
            Competition……………………………………………………......……....…..…..…23
            Government Regulation……………….………………….....….……....….……..…...23
            Disclosure....................................................................................................................24

MANAGEMENT DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS.........................................24
            Overview………………………………………………………………….....…........24
            Result of Operations………………………………………………………...…….….25
            Material Events and Uncertainties……………………………………...…......…....….26

            Changes in and Disagreements with Accountants on Accounting

FINANCIAL STATEMENTS.......................................................................................30 (F-1)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM..........38(F-8)

PART II… ..………………………………………………………….……….....................50

INDEMNIFICATION OF OFFICERS AND DIRECTORS……………..…….…...............50

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION……………….........…….…50

RECENT SALES OF UNREGISTERED SECURITIES……………………..…..................50

EXHIBITS………………………………………………….……….…………..….......…..52

v

PROSPECTUS SUMMARY

The following information is qualified in its entirety by the more detailed information and financial projections appearing in this prospectus or incorporated by reference herein. You should review carefully the entire contents of this prospectus and the financial projections delivered herewith and consult legal and other professional advisors having relative expertise.  Care should be taken to read each term in the context of the particular provisions of this prospectus in which such term appears.

Information in this prospectus contains “forward looking statements” which can be identified by the use of forward-looking words, such as “believes”, “estimates”, “could”, “possibly”, “probably”, “anticipates”, “estimates”, “projects”, “expects”, “may”, “will”, or “should” or other variations thereon or similar words.  No assurances can be given that the future results anticipated by the forward-looking statements will be achieved.  The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements.  Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and effectiveness of our operating strategy.  Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.  Persons participating in the Offering should carefully consider the factors set forth herein under the caption "Risk Factors".

THE COMPANY

Guinness Exploration, Inc., (also referred to in this prospectus as the “Registrant”, the “Company”, “we” or “us”) was incorporated under the laws of the State of Nevada on July 15, 2005. Our offices are located at 844 Reddington Court, Coquitlam, British Columbia, Canada, V4C 4P7, phone: 604-813-3045; fax 604-488-0239.  We are currently engaged in the business of acquiring and exploring properties for the existence of commercially viable deposits of uranium in Canada.  Prior to the formation of the Company, Donald Kello, our sole officer and director, had no prior experience in mineral exploration operations.

To date, we have had no revenues.  We have received a going concern opinion from our auditors, because we are an exploration stage company with limited operating activities and have accumulated a deficit of $848 for the period from July 15, 2005 (inception) to May 31, 2006.  Our auditors have substantial doubt about our ability to continue as a going concern.

THE OFFERING

This prospectus relates to the registration of 5,525,000 shares of our common stock to be sold by selling stockholders identified in this prospectus (the “Shares”) that the Registrant has agreed to register under the Securities Act of 1933.  These shares represent all of the Company’s shares currently outstanding and include 3,000,000 shares held by our sole officer, director and employee, Mr. Donald Kello.  The shareholders will sell their shares for the duration of this offering at $0.05 per share and thereafter at prevailing market prices or privately negotiated prices.  Our affiliate selling shareholder, Mr. Kello, is considered an underwriter of this offering and will sell his shares at $0.05 per share for the duration of this offering and thereafter.  The 5,525,000 common shares are restricted securities and, therefore, cannot be sold unless they are registered or sold in a transaction that is exempt from registration.

We intend to apply to the National Association of Securities Dealers, Inc. (“NASD”) to have our shares listed on its over-the-counter bulletin board quotation service within three months of our registration statement becoming effective.  To date, no actions have been taken to apply to the NASD to have our shares listed on its over-the-counter bulletin board quotation service.  Please see Plan of Distribution at page 15 for a detailed explanation of how the securities may be sold.

SELECTED FINANCIAL INFORMATION

The following tables present summarized financial information for the interim nine month period to February 28, 2007 and the period from inception through May 31, 2006. The data for February 28, 2007 is unaudited and is based on the interim financials included in this report. The May 31, 2006 information is extracted from the audited financial statements of the Company also presented elsewhere in this prospectus.

Balance Sheet Summary	Nine months ended February 28, 2007	Year ended May 31, 2006
Cash	$ 6,670	$ 32,515
Prepaids	3,825	5,000
Mineral Property	15,985	15,985
Total Assets	$ 26,480	$ 53,500
Total Liabilities	1,514	848
Accumulated Deficit During Exploration Stage	(28,534)	(848)
Total Stockholders’ Equity	24,966	52,652
Total Liabilities and Stockholders’ Equity	$ 26,480	$ 53,500

Statement of Operations Summary	Nine months ended February 28, 2007	Inception (July 15, 2005) to May 31, 2006
Expenses	$ 27,686	$ 813
Net Loss for the Period	$ (27,686)	$ (848)
Weighted Average Common Shares Outstanding	5,525,000	1,836,215
Net Loss per common share (basic & diluted)	(0.01)	Nil

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our Company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are all of the material risks that we are currently aware of that are facing our Company. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE SELLING STOCKHOLDERS MAY RESULT IN SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE THE CURRENT TRADING PRICE OF OUR COMMON STOCK.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We had 5,525,000 shares of common stock outstanding as of July 3, 2007. When this registration statement is declared effective, the Selling Stockholders will be able to resell up to 5,525,000 shares of our common stock. As a result, a substantial number of our shares of common stock may be available for immediate resale, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the Selling Stockholders may lose some or all of their investment.

As of July 3, 2007, there are outstanding shares of our common stock that are restricted securities as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). Although the Securities Act and Rule 144 place certain prohibitions on the sale of restricted securities, restricted securities may be sold into the public market under certain conditions. Currently there are no shares of our common stock eligible for resale pursuant to Rule 144.

Any significant downward pressure on the price of our common stock as the selling stockholders sell their shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

BECAUSE OF LOSSES INCURRED BY THE COMPANY TO DATE AND OUR GENERAL FINANCIAL CONDITION, WE HAVE RECEIVED A GOING CONCERN OPINION FROM OUR AUDITORS WHICH RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN

We have an accumulated loss since inception of $(28,534). This raises substantial doubt about our ability to continue as a going concern.  Management’s plan is to continue to attempt to raise additional capital until such time the Company is able to generate sufficient operating revenue.  If we are not able to continue as a going concern, we may cease to operate and our investors may lose some or all of their invested capital.

ADDITIONAL ISSUANCES OF EQUITY SECURITIES MAY RESULT IN DILUTION TO OUR EXISTING STOCKHOLDERS.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. The board of directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and the issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance will also cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, if you acquire shares of our common stock from the Selling Shareholders, your proportionate ownership interest and voting power will be decreased accordingly. Further, any such issuance could result in a change of control.

OUR COMMON STOCK IS CLASSIFIED AS A "PENNY STOCK" UNDER SEC RULES WHICH LIMITS THE MARKET FOR OUR COMMON STOCK.

Our securities will be subject to the low priced security or so-called “penny stock” rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors.  For any transaction involving a penny stock, unless exempt, the rule requires:  (i) that a broker or dealer approve a person’s account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:  (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlighted form:  (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The administration requirements imposed by these rules may reduce the liquidity of our common shares and as result, our shareholders may not be able to sell their securities when they wish to do so.

RISKS RELATED TO OUR BUSINESS

OUR BUSINESS IS DIFFICULT TO EVALUATE BECAUSE WE HAVE A LIMITED OPERATING HISTORY.

In considering whether to invest in our common stock, you should consider that our inception was July 15, 2005 and, as a result, there is only limited historical financial and operating information available on which to base your evaluation of our performance.

WE HAVE A HISTORY OF OPERATING LOSSES AND THERE CAN BE NO ASSURANCES WE WILL BE PROFITABLE IN THE FUTURE.

We have a history of operating losses, expect to continue to incur losses, and may never be profitable, and we must be considered to be in the exploration stage. Further, we have been dependent on sales of our equity securities to meet our cash requirements. We have incurred losses totaling $(28,534) since our inception on July 15, 2005. Further, we do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

  the costs to acquire additional uranium exploration claims are more than we currently anticipate;

  exploration and or future potential mining costs for additional claims increase beyond our expectations; or

  we encounter greater costs associated with general and administrative expenses or offering costs.

Our exploration of and participation in uranium minerals exploration prospects will continue to require substantial capital expenditures.  The uncertainty and factors described throughout this section may impede our ability to economically discover, acquire, develop and/or exploit uranium prospects. As a result, we may not be able to achieve or sustain profitability or positive cash flows from operating activities in the future.

BECAUSE PRIOR TO THE FORMATION OF THE COMPANY, OUR SOLE OFFICER AND DIRECTOR HAD NO PRIOR EXPERIENCE IN MINERAL EXPLORATION, WE MAY NOT BE ABLE TO EFFECTIVELY IMPLEMENT OUR BUSINESS PLANS AND GENERATE PROFITS.

The recent experience of our sole officer and director relates to activities and/or businesses other than mineral exploration activities and is not related to the business model of the Company and may prove an impediment to the success of the Company.

WE HAVE RECEIVED A GOING CONCERN OPINION IN THE INDEPENDENT AUDITORS REPORT ACCOMPANYING OUR MAY 31, 2006 FINANCIAL STATEMENTS.

The independent auditor's report accompanying our May 31, 2006 financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared "assuming that the Company will continue as a going concern," which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business. Our ability to continue as a going concern is dependent on raising additional capital to fund our operations and ultimately on generating future profitable operations. There can be no assurance that we will be able to raise sufficient additional capital or eventually have positive cash flow from operations to address all of our cash flow needs. If we are not able to find alternative sources of cash or generate positive cash flow from operations, our business and shareholders will be materially and adversely affected.

WE WILL REQUIRE ADDITIONAL FUNDING IN THE FUTURE.

Based upon our historical losses from operations, we will require additional funding in the future. If we cannot obtain capital through financings or otherwise, our ability to execute our exploration plans and achieve production levels will be greatly limited. Our current plans require us to make capital expenditures for the exploration and development of our mineral exploration property. Historically, we have funded our operations through the issuance of equity. We may not be able to obtain additional financing on favorable terms, if at all. Our future cash flows and the availability of financing will be subject to a number of variables, including potential production and the market prices of uranium. Further, debt financing could lead to a diversion of cash flow to satisfy debt-servicing obligations and create restrictions on business operations. If we are unable to raise additional funds, it would have a material adverse effect upon our operations.

As part of our growth strategy, we intend to acquire additional mineral exploration properties. Such acquisitions may pose substantial risks to our business, financial condition, and results of operations.  In pursuing acquisitions, we will compete with other companies, many of which have greater financial and other resources to acquire attractive properties. Even if we are successful in acquiring additional properties, some of the properties may not produce revenues at anticipated levels, or failure to develop such prospects within specified time periods may cause the forfeiture of the lease in that prospect. There can be no assurance that we will be able to successfully integrate acquired properties, which could result in substantial costs and delays or other operational, technical, or financial problems. Further, acquisitions could disrupt ongoing business operations. If any of these events occur, it would have a material adverse effect upon our operations and results from operations.

WE ARE A NEW ENTRANT INTO THE URANIUM MINERALS EXPLORATION AND DEVELOPMENT INDUSTRY WITHOUT PROFITABLE OPERATING HISTORY

Since inception, our activities have been limited to organizational efforts, obtaining working capital and acquiring one uranium property. As a result, there is limited information regarding production or revenue generation. As a result, our future revenues may be limited.

THE BUSINESS OF MINERALS EXPLORATION AND DEVELOPMENT IS SUBJECT TO MANY RISKS AND IF URANIUM IS FOUND IN ECONOMIC PRODUCTION QUANTITIES, THE POTENTIAL PROFITABILITY OF FUTURE POSSIBLE URANIUM MINING VENTURES DEPENDS UPON FACTORS BEYOND THE CONTROL OF OUR COMPANY

The potential profitability of mining uranium properties if economic quantities of Uranium are found is dependent upon many factors and risks beyond our control, including, but not limited to:

-  unanticipated ground and water conditions and adverse claims to water rights;
-  geological problems;
-  metallurgical and other processing problems;
-  the occurrence of unusual weather or operating conditions and other force majeure events;
-  lower than expected ore grades;
-  accidents;
-  delays in the receipt of or failure to receive necessary government permits;
-  delays in transportation;
-  labor disputes;
-  government permit restrictions and regulation restrictions;
-  unavailability of materials and equipment; and
-  the failure of equipment or processes to operate in accordance with specifications or    expectations.

The risks associated with exploration and development and if applicable, mining as described above could cause personal injury or death, environmental damage, delays in mining, monetary losses and possible legal liability. We are not currently engaged in mining operations because we are in the exploration phase and have not yet any proved uranium reserves. We do not presently carry property and liability insurance. Cost effective insurance contains exclusions and limitations on coverage and may be unavailable in some circumstances.

THE URANIUM EXPLORATION AND MINING INDUSTRY IS HIGHLY COMPETITIVE AND THERE IS NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN ACQUIRING THE LEASES OR PROPERTIES.

The uranium exploration and mining industry is intensely competitive, and we compete with other companies that have greater resources. Many of these companies not only explore for and produce uranium, but also market uranium and other products on a regional, national or worldwide basis. These companies may be able to pay more for productive uranium properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of low uranium market prices. Our larger competitors may be able to absorb the burden of present and future federal, state, local and other laws and regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties and to discover productive prospects in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for exploratory prospects and producing uranium properties.

THE MARKETABILITY OF NATURAL RESOURCES WILL BE AFFECTED BY NUMEROUS FACTORS BEYOND OUR CONTROL WHICH MAY RESULT IN US NOT RECEIVING AN ADEQUATE RETURN ON INVESTED CAPITAL TO BE PROFITABLE OR VIABLE.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include macroeconomic factors, market fluctuations in commodity pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of uranium and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

URANIUM MINING OPERATIONS ARE SUBJECT TO COMPREHENSIVE REGULATION, WHICH MAY CAUSE SUBSTANTIAL DELAYS OR REQUIRE CAPITAL OUTLAYS IN EXCESS OF THOSE ANTICIPATED, CAUSING AN ADVERSE EFFECT ON OUR COMPANY.

If economic quantities of uranium are found on any lease or property owned by the Company in sufficient quantities to warrant uranium mining operations, such mining operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment.

Uranium mining operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of mining methods and equipment. Various permits from government bodies are required for mining operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus resulting in an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend material amounts on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

URANIUM MINERALS EXPLORATION AND DEVELOPMENT AND MINING ACTIVITIES ARE SUBJECT TO CERTAIN ENVIRONMENTAL REGULATIONS WHICH MAY PREVENT OR DELAY THE COMMENCEMENT OR CONTINUANCE OF OUR OPERATIONS.

Uranium minerals exploration and development and future potential uranium mining operations are or will be subject to stringent federal, state, provincial, and local laws and regulations relating to improving or maintaining environmental quality. Environmental laws often require parties to pay for remedial action or to pay damages regardless of fault. Environmental laws also often impose liability with respect to divested or terminated operations, even if the operations were terminated or divested of many years ago.

Future potential uranium mining operations and current exploration activities are or will be subject to extensive laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Uranium mining is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products occurring as a result of mineral exploration and production. Compliance with these laws and regulations will impose substantial costs on us and will subject us to significant potential liabilities.

Costs associated with environmental liabilities and compliance are expected to increase with the increasing scale and scope of operations and we expect these costs may increase in the future. We believe that our operations comply, in all material respects, with all applicable environmental regulations. However, we are not fully insured at the current date against possible environmental risks.

ANY CHANGE TO GOVERNMENT REGULATION ADMINISTRATIVE PRACTICES MAY HAVE A NEGATIVE IMPACT ON OUR ABILITY TO OPERATE AND OUR PROFITABILITY.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in Canada or any other applicable jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter our ability to carry on business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

WE MAY BE UNABLE TO RETAIN KEY EMPLOYEES OR CONSULTANTS OR RECRUIT ADDITIONAL QUALIFIED PERSONNEL.

Our extremely limited personnel means that we would be required to spend significant sums of money to locate and train new employees in the event they are required. Due to our limited operating history and financial resources, we are entirely dependent on the continued service of Donald Kello, President, Chief Executive Officer, Chief Financial Officer and sole director. Further, we do not have key man life insurance on our sole director and officer. We may not have the financial resources to hire a replacement if he were to die. The loss of service of Mr. Kello could therefore significantly and adversely affect our operations.

OUR OFFICERS AND DIRECTORS MAY BE SUBJECT TO CONFLICTS OF INTEREST.

Our sole officer and director serves only part time and may be subject to conflicts of interest. Mr. Kello devotes part of his working time to other business endeavors, and has responsibilities to other entities. Such conflicts include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to the Company. Because of these relationships, our officer and director will be subject to conflicts of interest.

NEVADA LAW AND OUR ARTICLES OF INCORPORATION MAY PROTECT OUR DIRECTORS FROM CERTAIN TYPES OF LAWSUITS.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus, including, without limitation, those described under the sections entitled “Risk Factors”, “Use of Proceeds” and “Management Discussion and Analysis of Financial Condition and Results of Operations” constitute “forward looking statements”.  These statements can be identified by forward-looking words such as “believes”, “estimates”, “could”, “possibly”, “probably”, “anticipates”, “estimates”, “projects”, “expects”, “may”,  “should”,  “goal”, “plan”, “intend”, or other variations thereon or similar words are not historical facts but are statements of future expectations and other forward-looking statements that are based on our current views and assumptions and involve known and unknown risks that may differ materially from those expressed or implied in such statements.  Actual results, performance or events may differ materially from those in such statements due to various factors beyond our control which include, without limitation:

(a)     general economic conditions;
(b)     performance of financial markets;
(c)     changes in laws and regulations;
(d)     changes in political environment; and
(e)     competition;

USE OF PROCEEDS

The shares of common stock offered hereby are being registered hereby are being registered for the account of the selling stockholders identified in this prospectus.  All net proceeds from the sale of the common stock will go to the respective selling stockholders who offer and sell their shares of common stock.  We will not receive any part of the proceeds from such sales of common stock.

DETERMINATION OF OFFERING PRICE

The offering price of the 5,525,000 common shares being offered by the shareholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share.  Additionally, because we have a limited operating history and have not generated any revenues to date, the price of the common shares is not based on past earnings, nor is the price of the common shares indicative of current market value for the assets owned by us.  No valuation or appraisal has been prepared for our business.

DILUTION

Since all of the shares being registered are already outstanding, no dilution will result from this offering.

DIVIDEND POLICY

Purchasers of the Shares will participate in dividends based upon the number of shares held as of a dividend record date.

Our By-Laws provide that our Board of Directors may, from time to time, declare, and we may pay, dividends on our outstanding shares in the manner and upon the terms and conditions provided by law.

We have never declared or paid any cash dividends on our common stock.  Any future payment of dividends will be made at the discretion of our Board of Directors based upon conditions then existing, including earnings, financial condition and capital requirements as well as such economic and other conditions as our Board of Directors may deem relevant.

SELLING STOCKHOLDERS

The following list of selling stockholders includes:  (i) the number of shares of common stock currently beneficially owned by each selling stockholder; (ii) the number of shares being offered for resale by each stockholder; and (iii) the number and percentage of shares of common stock to be held by each selling stockholder after completion of this offering.  The registration of the shares does not necessarily mean that the selling stockholders will sell all or any of their shares. The selling stockholders’ table consists of shareholders that purchased our common stock pursuant to private offerings of our securities.

On July 15, 2005, we authorized the issuance of 3,000,000 shares of our $0.001 par value common stock to our President and sole director, Donald Kello.  These shares were sold at the price of $0.001 per common share and were issued pursuant to Regulation S or the Securities Act of 1933, as amended (“Regulation S”).  Total proceeds received from Mr. Kello amounted to $3,000.  Between January 1, 2006 and February 28, 2006, pursuant to Regulation S, we accepted subscription agreements in respect of an aggregate of 2,525,000 shares of our $0.001 par value common stock from 31 investors in private placement transactions.  These sales were made at the price of $0.02 per common share resulting in gross proceeds to the Company of $50,500.  The sale price of our common stock was the result of negotiations between the respective purchasers and the Company and was not based on book value or our assets.  We did not engage in any general solicitation or advertising in respect of the sales of our securities and no offers or sales were made to U.S. persons nor were any offers or sales made in the U.S.

Regulation S sets forth conditions under which securities offerings may take place outside of the U.S. without registration under the Securities Act of 1933. Regulation S is available only for offers and sales of securities outside the United States. There are a number of conditions that must be met before a distribution of the shares of a U.S. company can take place offshore. Several of these conditions are discussed below. First, each purchaser of the securities must certify that it is not a U.S. person. Second, no directed selling efforts are made by the issuer in the United States. Third, the securities must contain a legend describing the Regulation S restrictions. Fourth, the issuer is required to refuse to register any transfer not made in accordance with Regulation S. Lastly, each confirmation of a purchase of such shares must contain a notice to the purchaser describing the Regulation S restrictions.  With respect to each sale of securities pursuant to the exemption from registration provided by Regulation S, we confirm that each requirement set forth in this paragraph was met.

As of July 3, 2007, there were 5,525,000 shares of our common stock outstanding.

Name of Beneficial	Amount of Beneficial Ownership Prior to This Offering (1)		Shares of Common Stock Being Sold Pursuant to this Prospectus (2)	Shares of Common Stock Beneficially Owned after this Offering
Owner	Number	Percent	Number	Number	Percent

Donald Kello(4)	3,000,000	54.30	3,000,000	0	0
Michelle Kello(4)	150,000	2.71	150,000	0	0
Brian Cutler	150,000	2.71	150,000	0	0
Alison Jay(5)	100,000	1.81	100,000	0	0
Bryan Jay(5)	100,000	1.81	100,000	0	0

(continued)

Nathan Carrol	100,000	1.81	100,000	0	0
Noland Pio	100,000	1.81	100,000	0	0
Neil Morden	100,000	1.81	100,000	0	0
Brett Bromhead	100,000	1.81	100,000	0	0
Evan Kennedy	100,000	1.81	100,000	0	0
Barry Millar	100,000	1.81	100,000	0	0
Mark Dickson	100,000	1.81	100,000	0	0
Jonathon Slavin	100,000	1.81	100,000	0	0
Janine Jensen(6)	75,000	1.36	75,000	0	0
Murray Olafson	75,000	1.36	75,000	0	0
Jeff Dawson	75,000	1.36	75,000	0	0
David White(7)	75,000	1.36	75,000	0	0
Michael Jensen(6)	75,000	1.36	75,000	0	0
Joe Silva(8)	75,000	1.36	75,000	0	0
Grace Silva(8)	75,000	1.36	75,000	0	0
Joseph McQuade	75,000	1.36	75,000	0	0
Linda White(7)	75,000	1.36	75,000	0	0
Robbin Singh	75,000	1.36	75,000	0	0
Mark Billing	75,000	1.36	75,000	0	0
Chris Mathis(9)	50,000	*	50,000	0	0
Deanna Mathis Navarole(9)	50,000	*	50,000	0	0
Jamie Silva(8)	50,000	*	50,000	0	0
Jason Silva(8)	50,000	*	50,000	0	0
Justin Halldorson(10)	50,000	*	50,000	0	0
Doris Halldorson(10)	50,000	*	50,000	0	0
Debbie Trent	50,000	*	50,000	0	0
Larry Lennox	50,000	*	50,000	0	0

TOTAL(3)	5,525,000	100.0%	5,525,000	0	0
* Less than 1%

(1)     Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to securities.  The named party beneficially owns and has sole voting and investment power over all shares or rights to those shares.  None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.  With the exception of Donald Kello, who has been our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Director from July 15, 2005 to the present, none of the selling shareholders or their beneficial owners:

-     has had any material relationship with the Company other than as a shareholder at any time; or

-     has ever been an officer or director of the Company or any of its predecessors or affiliates.

(2)     Assumes that all of the shares held by the selling stockholders and being offered under this prospectus are sold and that the selling stockholders acquire no additional shares of common stock before the completion of this offering.  The actual number of shares of common stock offered hereby is subject to change and could be materially greater or lesser than the estimated amount indicated, depending upon a number of factors, including whether the number of shares of common stock outstanding have been adjusted to account for any stock dividend, stock split and similar transactions or adjustment.

(3)     As of the date of this prospectus, there are no outstanding options or warrants to purchase, or securities convertible into, common equity of the Company.

(4)     Michelle Kello is the wife of Donald Kello, our President.

(5)     Alison Jay and Bryan Jay are mother and son

(6)     Michael Jensen and Janine Jensen are husband and wife

(7)     David White and Linda White are husband and wife

(8)     Joe Silva and Grace Silva are husband and wife and are the father and mother respectively of Jason Silva and Jamie Silva who are brothers

(9)     Chris Mathis and Deana Mathis Navarole are husband and wife

(10)     Justin Halldorson and Doris Halldorson are husband and wife

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise.  Our common stock is not currently listed on any national exchange or electronic quotation system.  Because there is no public market for our common stock, the selling security holders will sell their shares of our common stock at the fixed price of $0.05 per share for the duration of this offering and thereafter at prevailing market prices or privately negotiated prices.  The affiliate of the Company, Mr. Kello, our sole officer and director, who is considered an underwriter of the offering, will also sell his shares for the duration of the offering and thereafter at the fixed price of $0.05 per share.  We intend to apply to the National Association of Securities Dealers, Inc. (“NASD”) to have our shares listed on its over-the-counter bulletin board quotation service within two months of our registration statement becoming effective.  To date, no actions have been taken to apply to the NASD to have our shares listed on its over-the-counter bulletin board quotation service.  The selling stockholders may use one or more of the following methods when selling shares:

-       ordinary brokerage transactions in which the broker-dealer solicits purchasers;

-       an exchange distribution in accordance with the rules of the applicable exchange;

-       privately negotiated transactions;

Once a market develops, we will file a post-effective amendment to revise the cover page and plan of distribution to reflect current market price.

-       a combination of any such methods of sale; and

-       any other method permitted pursuant to applicable law.

To date, no broker-dealer has been engaged.  When a broker-dealer is engaged by the selling stockholders, the engaged broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Financial Department.  The cleared broker-dealer may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transaction involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

To the extent required by the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather that pursuant to this prospectus.

We are paying all fees and expenses incident to the registration of the shares.  We estimate these fees and expenses to be $7,050.90 which will be paid from cash on hand, future sales of securities or future borrowings.  Any offering expenses that exceed our cash on hand will have to be paid from future borrowings or future sales of securities as necessary.

The Securities and Exchange Commission has adopted regulations that define a “penny stock” to be any equity security that has a market price, as defined in those regulations, of less that U.S. $5.00 per share, subject to certain exceptions.  Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks.  The administration requirements imposed by these rules may affect the liquidity of our common shares.

Our securities will be subject to the low priced security or so-called penny stock rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors.  For any transaction involving a penny stock, unless exempt, the rule requires:  (i) that a broker or dealer approve a person’s account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:  (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlighted form:  (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The administration requirements imposed by these rules may reduce the liquidity of our common shares.

LEGAL PROCEEDINGS

There are no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholders are an adverse party or has a material interest adverse to us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth certain information regarding the executive officers and directors of Guinness Exploration, Inc. as of July 3, 2007.

Name	Age	Title	Term of office
Donald Kello	41	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Chair of the Board, Treasurer, and Secretary	1 Year

Donald Kello
Mr. Kello has no experience in mineral explorations.  Mr. Kello has been employed by Richmond Elevators in British Columbia, Canada as an elevator mechanic and installer from May 2004 to the present.  From 1992 to 2004, Mr. Kello was employed by Protec Installation Group as an electrical journeyman foreman.  Mr. Kello studied Industrial Drafting from 1983 to 1984 and attended the Electrical Apprentice Program at BCIT in British Columbia from 1986 to 1987 and completed his electrical apprenticeship at Cariboo College in British Columbia from 1988 to 1990.

Committees of the Board

There are currently no committees. The duties of an audit committee were assigned to the full board via a resolution executed May 15, 2006.

Family Relationships

Because we only have a sole officer and director, there are no family relationships between any director or executive officer.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND MANAGEMENT

The following table sets forth, as of July 3, 2007, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

NAME	AMOUNT AND NATURE OF BENEFICIAL SHARES OWNED (1)	PERCENT OF OUTSTANDING OWNERSHIP (2)
Donald Kello	3,000,000 common shares	54.30%

Officers, Directors and Control Persons as a Group	3,000,000 common shares	54.30%
(1)     Based on 5,525,000 shares of common stock issued and outstanding as of July 3, 2007. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)     No member of Management has the right to acquire within sixty days through options, warrants, rights, conversion, privilege or similar obligations any security of the Company.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

DESCRIPTION OF SECURITIES

The following description of our authorized capital stock is subject to the detailed provisions of our Articles of Incorporation, copies of which are available upon request by contacting us at (604) 813-3045; fax (604) 488-0239.

General

The total amount of common shares authorized for issuance by our Articles of Incorporation is 75,000,000 common shares with $0.001 par value.  As of July 3, 2007, there were 5,525,000 shares of common stock issued and outstanding and 32 stockholders of record.  All outstanding shares of common stock are fully paid and non-assessable.  There has been no issuance of any warrants or options to date. There has been no issuance of any dividend, voting, conversion rights, liquidation rights and other rights.

Holders of our common stock are entitled to cast one vote for each share held at all shareholder meetings for all purposes, except that in the election of Directors, each holder of common stock shall have as many votes for each share held by him/her as there are directors to be elected and for whose election the shareholder has a right to vote. Currently, there is one member on our Board of Directors.  The common stock has no preemptive or other subscription rights, has no conversion, redemption or retraction rights. Holders of shares of our common stock are also entitled to dividends in such amounts as may be determined in the absolute discretion of our Board of Directors from time to time. We have never declared a dividend and do not expect to do so for the foreseeable future.  Holders of shares of our common stock are also entitled to receive pro rata our net assets in the event of liquidation, dissolution or winding-up or other distribution of assets among our shareholders. There are no options or warrants outstanding to purchase common shares and there are no other securities issued that can be converted into common shares.

EXPERTS

Schumacher & Associates Inc. Certified Public Accountants, which is an Independent Registered Public Accounting Firm, have audited our financial statements for the fiscal year ended May 31, 2006 that are included in this Prospectus.  These financial statements are included in this Prospectus in reliance on Schumacher & Associate Inc.’s report, due to their authority as experts in accounting and auditing.

LIMITATION OF LIABILITY AND INDEMNIFICATION

Our Articles of Incorporation provide that none of our officers or directors shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve violation of criminal law or the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes.  Any repeal or modification of the Articles of Incorporation shall be prospective only as to this indemnification and shall not adversely affect any limitation on personal liability of any director or officer of the company for acts or omissions prior to such repeal or modification.

Our Bylaws state that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our agents (which includes directors, officers, employees and agents) against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by Nevada General Corporation law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

History and Background

Guinness Exploration, Inc. was incorporated on July 15, 2005 in the State of Nevada.  Our Articles of Incorporation, filed with the Secretary of State of Nevada, provide, among other things, that the Board of Directors be composed of Donald Kello.  Our authorized capital consists of 75,000,000 common shares with a par value of $0.001.  Upon incorporation, our Board of Directors appointed Donald Kello to the offices of President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Chair of the Board of Directors, Secretary and Treasurer.

On July 15, 2005, we authorized the issuance of 3,000,000 of our $0.001 par value common shares to our President, Donald Kello at the price of $0.001 per common share for total proceeds to the company of $3,000.   These shares were authorized pursuant to the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended (the “Act”) and are restricted shares as defined in the Act.

On July 15, 2005, our Board of Directors authorized management to proceed, on a best efforts basis, with a private placement of up to 4,000,000 shares of our common stock at the price of $0.02 per common share pursuant to Regulations S (“Regulation S”) of the Act.  Between January 1, 2006 and February 28, 2006, we accepted subscription forms from 31 qualified non-US investors for a total of 2,525,000 common shares at the price of $0.02 per common share for total gross proceeds to the Company of $50,500.  This offering was closed by consent of the Board of Directors on May 1, 2006.   The sale price of our common stock was set arbitrarily by the Board of Directors and was not based on our book value or our assets.

As at July 3, 2007, there were 5,525,000 shares of our common stock outstanding.

We currently employ one person, namely Donald Kello, who is responsible for all the daily activities of the Company.  He presently devotes whatever time is deemed necessary to fulfill the obligations of the Company.  At such time as he becomes unable to handle the daily operations of the Company, he expects to hire additional personnel as is required.

Our Business

We are in the business of researching, acquiring and exploring properties for the existence of commercially viable quantities of uranium in Canada. The Company’s goal is to identify and either purchase or option certain interests in various uranium prospects with a view to extracting uranium from the same and generating a profit either alone or by partnering with other companies with greater resources than ours.

On April 6, 2006, the Company entered into an asset purchase agreement with Scott Bell, of Saskatchewan, Canada wherein we purchased from Mr. Bell all rights and interests in a uranium prospect bearing the Government of Saskatchewan Claim Number S-108991 (the “Claim”).  The Claim is comprised of approximately 741 hectares of land located in the Athabasca Basin in

Northern Saskatchewan, Canada and is located within an area which has become known as the North Sprekley Lake area.  The property does not have any proved uranium reserves. The Company will be required to extensively explore its current leases and claims in order to determine if any uranium in commercially viable quantities is present.  The purchase price paid to Mr. Bell for this Claim was $15,985.15 and the Claim was transferred to Guinness Exploration, Inc. on June 1, 2006 and all appropriate documents reflecting the transfer was filed with the Government of Saskatchewan.

Industry Overview

          Worldwide Uranium Supply and Demand

The uranium market supply and demand fundamentals remained strong in 2005, indicating a need for more primary mine production over the coming decade. During the past 20 years, uranium consumption has exceeded mine production by a wide margin, with the difference being made up by secondary supply sources such as various types of inventory and recycled products. While there are still inventories, they are considerably reduced and in many cases might be classified as strategic rather than excess and, therefore, are not available to be used or sold.

          Uranium Demand

Current nuclear power trends are generally positive. However, it is difficult to know whether these trends and the national debates on the long-term future of nuclear power will result in more or less favorable conditions for the nuclear industry. New plant construction, improved reactor operations, updates and the extension of reactor lives make it highly likely that, at a minimum, the current demand for uranium will continue for several decades.

World uranium consumption totaled about 175 million pounds in 2005. Cameco Corp. estimates that annual world uranium consumption will reach 217 million pounds in 2015 reflecting an annual growth rate of about 2%. In 2006, world demand is expected to increase to about 176 million pounds.

Growth in demand could be tempered somewhat as uranium price increases encourage utilities to order more enrichment services. Uranium demand is affected by the enrichment process, which is one of the steps in making most nuclear fuel. Utilities choose the amount of uranium and enrichment services they will use depending on the price of each. In essence, utilities may substitute enrichment for uranium, thereby decreasing the demand for uranium and increasing the demand for enrichment. For example, when uranium prices rise, utilities tend to use more enrichment assuming enrichment prices remain constant. Of course, if enrichment prices increased, utilities would likely use less enrichment and more uranium. The tails assay (percentage of uranium left after processing) is an indication of the mix of uranium and enrichment used. The lower the tails assay, the less uranium being used.

For example, if world utilities choose to decrease tails assay by 0.01%, this would decrease annual uranium requirements by 2% or about 4 million pounds of uranium per year and increase the demand for enrichment services by 2%. The decrease in uranium consumption to 175 million pounds in 2005 was due primarily to lower tails assay, offset somewhat by new reactors coming online. It is important to note that there is a limit to the enrichment capacity that is currently available. In addition, enrichment contracts generally limit the ability to substitute enrichment for uranium.

In 2005, four reactors were connected to the electricity grid, two in Japan, one in India, and a refurbished reactor restarted in Canada. Three of these units entered commercial operation in 2005, and the other was expected to enter commercial operation in the first quarter of 2006. There were two reactor closures in 2005, both as a result of nuclear phase-outs, one in Germany and one in Sweden.

          Uranium Supply

World uranium supply comes from primary mine production and a number of secondary sources.

Primary Sources of Supply

World production in 2005 was estimated at about 108 million pounds U3O8, up 3% from 105 million pounds in 2004, largely as a result of incremental increases in production at existing mines. World production is expected to increase to 110 million pounds in 2006.

It is expected that with higher uranium prices, new mines will startup, but the lead-time before they enter commercial production may be lengthy depending on the region. As a result, primary supply cannot significantly increase in the near-term. The level of increase in primary mine production is dependent on a number of factors, including:
  the strength of uranium prices;

  the efficiency of regulatory regimes in various regions;

  currency exchange rates in producer countries compared to the US dollar; and

  prices for other mineral commodities produces in association with uranium

Secondary Sources of Supply

Secondary sources of supply consist of surplus US and Russian military materials, excess commercial inventory and recycled products. Recycled products include reprocessed uranium, mixed oxide fuel and re-enriched tails material. Some utilities use reprocessed uranium and mixed oxide fuel from used reactor fuel. In recent years, another source of supply has been re-

enriched depleted uranium tails generated using excess enrichment capacity. We estimate that these recycled products will account for about 10% of world requirements over the next 10 years. With the exception of recycled material, secondary supplies are finite. Currently, most recycled products are a high-cost fuel alternative and are used by utilities in only a few countries.  (Source Cameco, Inc.)

Competition

We operate in a highly competitive industry, competing with other mining and exploration companies, and institutional and individual investors, which are actively seeking uranium minerals exploration properties throughout the world together with the equipment, labor and materials required to exploit such properties. Many of our competitors have financial resources, staff and facilities substantially greater than ours. The principal area of competition is encountered in the financial ability to cost effectively acquire prime minerals exploration prospects and then exploit such prospects. Competition for the acquisition of uranium minerals exploration properties is intense, with many properties available in a competitive bidding process in which we may lack technological information or expertise available to other bidders. Therefore, we may not be successful in acquiring and developing profitable properties in the face of this competition. No assurance can be given that a sufficient number of suitable uranium minerals exploration properties will be available for acquisition and development.

Uranium production is international in scope and is characterized by a relatively small number of companies operating in only a few countries. In 2004, four (4) companies, Cameco Inc., AREVA/Cogema, Rio Tinto and WMC Resources Limited (now owned by BHP Billiton) produced approximately 57% of total world output. Most of Western World production was from Canada and Australia which produced a combined 52% of global uranium output in 2004. Moreover, in 2004, Kazakhstan, Russia and Uzbekistan produced a combined 22% of worldwide uranium while supplying significant quantities of uranium into Western World markets. The Canadian uranium industry has in recent years been the leading world supplier, producing nearly 30% of the world supply.

Government Regulation

The exploration activities of the Company are subject to various federal, provincial and local laws governing prospecting, development, production, taxes, labour standards and occupational health, mine safety, toxic substances and other matters. Exploration activities are also subject to various federal, provincial and local laws and regulations relating to the protection of the environment. These laws mandate, among other things, the maintenance of air and water quality standards, and land reclamation. These laws also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Although the Company’s exploration activities are currently carried out in accordance with all applicable rules and regulations, no assurance can be given that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner which could limit or curtail production or development. Amendments to current laws and regulations governing operations and activities of exploration, mining and milling or more stringent implementation thereof could have a substantial adverse impact on the Company.

All phases of the Corporation’s operations are subject to environmental regulation in the various jurisdictions in which it operates or may operate in the future. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect the Corporation’s operations. Environmental hazards may exist on the properties on which the Corporation holds interests which are unknown to the Corporation at present and which have been caused by previous or existing owners or operators of the properties.

Disclosure

We anticipate becoming a reporting company and therefore will be filing forms 10-QSB quarterly reports and forms 10-KSB annual reports with the SEC. We will also be filing other reports including reports on Form 8-K, proxy and information statements and other information regarding the Company.  The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549 and/or obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we will be an electronic filer and as such, all items filed by us are available through an Internet site maintained by the SEC which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which site is available at http://www.sec.gov.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

We are a natural resource exploration and development company engaged in the exploration and development of properties that may contain uranium minerals in Canada. The Company has no proved reserves of any kind at the current date of this registration statement.  It is our intention to acquire interests in and to develop areas where uranium deposits are thought to be.

The following discussion should be read in conjunction with our audited financial statements and the related notes that appear elsewhere in his registration statement.  The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 3 of this registration statement. Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States generally accepted accounting principles.

RESULTS OF OPERATIONS - FISCAL YEAR ENDED MAY 31, 2006

In the notes to the financial statements, our auditors have included a note regarding our ability to continue as a going concern.  The financial statements included in this registration statement have been prepared assuming that we will be able to continue as a going concern.  The reason for the going concern comment is that we are an exploration stage company with limited operating activities; have accumulated a deficit of $(848) for the period from July 15, 2005 (inception) to May 31, 2006, and have produced no revenues to date.  Our operating activities during this period have consisted primarily of our organization, conducting research, acquiring a mineral property claim.  The future of our company is dependent upon our ability to obtain financing and upon future profitable operations from the exploration and development of our mineral property or properties.

The discussion below provides an overview of our operations, discusses our results of operations, our plan of operations and our liquidity and capital resources.

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles.  We have expensed all exploration expenses related to the establishment of the Company.

Our operating expenses to date have been composed solely of Administrative Expenses incurred for incorporation and corporate registration fees. These expenses totaled $813 during the period from July 15, 2005 (inception) to May 31, 2006. We also incurred accrued interest on shareholder loans which totaled $35 over the same period.

During the upcoming year we expect Administrative Expenses to increase as costs are incurred to build the corporate structure of the company. In particular, we expect increased expenses for banking fees, courier & postage, and general office expenses.

Additionally, we project substantial cost increases during the upcoming year for professional fees for legal, audit and accounting services and for filing fees related to this SB-2 filing and regular quarterly and annual filings required by the Securities and Exchange Commission. At present we believe these expenses will be in the range of $20,000 to $25,000.

Financial activities during our first fiscal year have also included the acquisition of a Mineral Property Asset.  On April 6, 2006, the Company entered into an asset purchase agreement with Scott Bell of Saskatchewan, Canada wherein we purchased from Mr. Bell all rights and interests in a uranium prospect bearing the Government of Saskatchewan Claim Number S-108991 (the “Claim”).  The Claim is comprised of approximately 741 hectares of land located in the Athabasca Basin in Northern Saskatchewan, Canada and is located within an area which has become known as the North Sprekley Lake area.  The property does not have any proved uranium reserves but data accumulated from mining and exploration companies over the years, compiled and made publicly available by the government of Saskatchewan indicates a number of strong radioactive occurrences are present in this area. This data dates back as far as the 1950’s and was compiled from on site fieldwork, airborne gamma-ray spectrometer surveys and diamond drilling for core samples.  The Company will be required to extensively explore its current leases and claims in order to determine if any uranium in commercially viable quantities is present.  The purchase price paid to Mr. Bell for this Claim was $15,985.15 and the Claim was transferred to Guinness Exploration, Inc. on May 29, 2006 and all appropriate documents reflecting the transfer was filed with the Government of Saskatchewan.

At present we do not expect that our mineral properties investments will increase in the short term as we intend to focus on the mineral property we currently own. However, if we are able to raise additional funds, we may seek to add additional properties to our portfolio but have not undertaken any such initiatives to date.

MATERIAL EVENTS AND UNCERTAINTIES

Due to the foregoing factors, our operating results are difficult to forecast.  You should evaluate our prospects in light of the risk, expenses and difficulties commonly encountered by comparable exploration-stage companies in rapidly evolving and regulated markets.  We cannot assure you that we will successfully address such risks and challenges.  In addition, even though we own a mineral claim, we cannot assure you that it will result in revenues at all or if revenues are generated, that such revenues will be sufficient to permit us to become profitable.

The Company anticipates it will continue to incur losses for the foreseeable future. Although the Company projects existing cash on hand will provide sufficient funds to offset its expenses, the Company may need to raise additional capital or obtain debt financing.

PLAN OF OPERATIONS

During the next twelve months, we intend to continue to research and evaluate potential mineral claims with a view to entering into agreements for the acquisitions of interest in the same.  We intend to attempt to raise additional funds either privately through debt or equity financings and may attempt to use our common stock instead of cash for acquisitions of additional interests in mineral claims.

LIQUIDITY AND CAPITAL RESOURCES

Since the date of our incorporation, we have raised $53,500 through private placements of our common shares and our operating activities have used cash resources of $(848) for the fiscal year ended May 31, 2006. As at May 31, 2006 we had cash and cash equivalents of $32,515. Based on our cash on hand, we anticipate having sufficient funds to continue operations for the next twelve months.

In the event these funds are not sufficient to sustain our operations for the next twelve months, we may be required to conduct additional private placements of our common stock to raise additional funds and/or enter into debt financing arrangements but have taken no steps in these regards to date.  Additionally funding may not be available on favorable terms or at all.

RESULTS OF OPERATIONS – NINE MONTH PERIOD ENDED FEBRUARY 28, 2007

The discussion below provides an overview of our operations, discusses our results of operations, our plan of operations and our liquidity and capital resources.

During the nine months ending February 28, 2007 Professional fees were $24,525 and comprised costs for audit, legal and accounting services. This compared to $nil for the same period ending February 28, 2006. Administrative expenses for the current nine month period included Edgar agent, transfer agent fees, share issuance and corporate registration fees. These expenses totaled $3,130 compared with $813 for the comparative period ending February 28, 2006. During the current period we also incurred accrued interest on shareholder loans totaling $31 versus $24 for the same period last year.

We incurred a net loss of $(27,686) for the nine month period ending February 28, 2007 versus a net loss of $(837) for the comparative period ending February 28, 2006. At present we do not expect that our mineral properties investments will increase in the short term as we intend to focus on the mineral property we currently own. However, if we are able to raise additional funds, we may seek to add additional properties to our portfolio but have not undertaken any such initiatives to date.

LIQUIDITY AND CAPITAL RESOURCES

As of February 28, 2007 we had cash of $6,670 and prepaid expenses of $3,825. Based on our cash on hand and prepaid expenses, we project we will need to raise additional funds to continue operations for the next twelve months. We expect these funds will be provided by our President through additional shareholder loans.

In the event these funds are not sufficient to sustain our operations for the next twelve months, we may be required to conduct additional private placements of our common stock to raise additional funds and/or enter into debt financing arrangements but have taken no steps in these regards to date.  Additionally funding may not be available on favorable terms or at all.

DESCRIPTION OF PROPERTY

We presently operate from the home of our president and sole director, who provides these premises to the Company rent-free.  We intend to continue to operate from these premises until such time as management determines that other space or additional employees are required.  These premises are located at 844 Reddington Court, Coquitlam, British Columbia, Canada, V4P 4P7.  The phone number is (604) 944-8133.

We also own Government of Saskatchewan Claim Number S-108991. This mineral claim is comprised of approximately 741 hectares of land located in the Athabasca Basin in Northern Saskatchewan, Canada and is located within an area which has become known as the North Sprekley Lake area. The property does not have any proved uranium reserves at this time.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We intend that any transactions between us and our sole officer and director, principal stockholders, affiliates or advisors will be on terms no less favorable to us than those reasonably obtainable from third parties. To date, the only related party transactions have involved: (i) the issuance of 3,000,000 of our common shares to our president and sole director, Mr. Donald Kello at the cost of $0.001 per common share for total proceeds to the Company of $3,000; and (ii) the loan of funds totaling $879, including accrued interest, to the Company by Mr. Kello for incorporation and related costs at a rate of 5% interest per annum.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth the salaries and director fees we paid to our executive officer in our most recent fiscal year ended May 31, 2006.

                                                                       Director       Stock based                              Stock based
Person              Position                                   Salary(1)            fees(2)       Inducements     Compensation

Donald             President, Chief                        $0.00(3)         $0.00(3)             Nil(3)                 Nil(3)
Kello                Executive Officer,
                        Chief Financial Officer,
                        Principal Accounting
                        Officer, Secretary
                        and Treasurer,
______________
We currently have one director, Donald Kello

(1)     We have not entered into an employment agreement with Mr. Kello.  We intend to compensate Mr. Kello as an employee and/or as a director in the future at market rates once the company becomes profitable.

(2)  There are no standard arrangements for the compensation of directors.

(3) During the fiscal year ended May 31, 2006, there were no compensation payments of any kind made to Mr. Kello.

We intend to do one, or a combination of the following, to compensate our current officer and director, and future employees, officers and directors so that they are retained and so that we can attract qualified personnel as we deem appropriate:

-    Develop a stock option plan and have our employees, officers and directors opt in to the plan at their choosing; and/or

-    Issue shares to our employees, officers and directors.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We engaged Schumacher & Associates Inc., Certified Public Accountants on June 6, 2006, to audit our financial statements for our first fiscal year which included the period from July 15, 2005 (inception) to May 31, 2006 and which are included in this prospectus and in the registration statement of which this prospectus is a part.  Prior to their engagement, we did not have an independent auditor engaged.  There has been no change in auditors and no disagreements with Schumacher & Associates Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

Additional Information

We have filed with the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549, a registration statement of Form SB-2 covering the common shares being sold in this offering.  We have not included in this prospectus all of the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.  You should review the exhibits themselves for a complete description of the contract or document.

You may review a copy of the registration statement, including exhibits and schedules filed with it, at the SEC's public reference facilities at 100 F Street N.E., Washington, D.C. 20549.  You may also obtain copies of such materials from the Public Reference Section of the SEC, at prescribed rates.  You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a website  (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the company, that file electronically with the SEC.  You may read and copy any reports, statements or other information that we file with the SEC at the addresses indicated above, and you may also access them electronically at the web site set forth above.  These SEC filings are also available to the public from commercial document retrieval services.

Transfer Agent and Registrar

The registrar and transfer agent for our common shares is Pacific Stock Transfer Company, 500 Warm Springs Road, Suite 240, Las Vegas, Nevada, 89119 and its telephone number at this location is (702) 361-3033; fax (702) 433-1979.

Representations

No finder, dealer, sales person or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation.  Neither the delivery of this prospectus not any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

GUINNESS EXPLORATION INC.
(an Exploration Stage Company)

INDEX TO FINANCIAL STATEMENTS

GUINNESS EXPLORATION INC.
(an Exploration Stage Company)

FISCAL 2007 NINE MONTH INTERIM PERIOD

Balance Sheet

ASSETS
	February 28, 2007 (unaudited)	May 31, 2006 (See Note 1)

CURRENT ASSETS
Cash	$6,670	$32,515
Prepaid expenses	3,825	5,000

Total current assets	10,495	37,515

OTHER ASSETS
Mineral Property	15,985	15,985

Total other assets	15,985	15,985

Total assets	$26,480	$53,500
	===============	===============

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$635	-
Shareholder loans	879	848

Total current liabilities	1,514	848

STOCKHOLDERS’ EQUITY (DEFICIT)
Common shares, 75,000,000 shares with par value of $0.001 authorized, 5,525,000 shares issued and outstanding	2,525	2,525
Paid-in Capital	50,975	50,975
Accumulated deficit in the development stage	(28,534)	(848)

Total stockholders’ equity	24,966	52,652

Total liabilities and stockholders’ equity	$26,480	$53,500
	===============	===============

The accompanying notes to financial statements are an integral part of this statement

GUINNESS EXPLORATION INC.
(an Exploration Stage Company)

Statement of Operations
(unaudited)

		Three months ending February 28, 2007		Three months ending February 28, 2006	Nine months ending February 28, 2007		Nine months ending February 28, 2006	July 15, 2005 (inception) to February 28, 2007

EXPENSES:
Professional fees		$19,611		$-	$24,525		$-	$24,525
Administrative expenses		1,185		-	3,130		813	3,943

Total expenses		20,796		-	27,655		813	28,468

Net (loss) from Operations		(20,796)		-	(27,655)		(813)	(28,468)

Interest expense		(11)		(10)	(31)		(24)	(66)

Net (loss)		$(20,807)		$(10)	$(27,686)		$(837)	$(28,534)
		===========		===========	===========		===========	===========

Loss per common share	$	Nil	$	Nil	$(0.01)	$	Nil	$(0.01)
		===========		===========	===========		===========	===========

Weighted average shares
Outstanding		5,525,000		924,164	5,525,000		924,164	3,531,566

The accompanying notes to financial statements are an integral part of this statement

GUINNESS EXPLORATION INC.
(an Exploration Stage Company)

Statement of Stockholders’ Equity

				Deficit
				Accumulated
				During the	Total
	Common	Common	Paid-in	Exploration	Stockholders’
	Shares	Stock	Capital	Stage	Equity

Common shares issued for cash at $0.001 February 7, 2006	3,000,000	$3,000	$—	$—	$3,000
Common shares issued for cash at $0.02 during the period ended May 31, 2006	2,525,000	$2,525	$47,975	$—	$50,500
Net loss for the period from July 15, 2005 (inception) to May 31, 2006	—	$—	$—	$(848)	$(848)

Balance, May 31, 2006	5,525,000	$5,525	$47,975	$(848)	$52,652

Net loss for nine months ended February 28, 2007	—	$—	$—	$(27,686)	$(27,686)

Balance, February 28, 2007	5,525,000	$5,525	$47,975	$(28,534)	$24,966
	=======	=======	=======	=========	=========

The accompanying notes to financial statements are an integral part of this statement

GUINNESS EXPLORATION INC.
(an Exploration Stage Company)

Statement of Cash Flows

	Nine months ending February 28, 2007	Nine months ending February 28, 2006	July 15, 2005 (inception) to February 28, 2007

Cash flows from operating activities:
Net loss for the period	$(27,686)	$(837)	$(28,535)
Reconciling adjustments:
Adjustments to reconcile net loss
to net cash used in operating activities
Accrued interest on shareholder loans	31	24	67
Net change in operating assets and liabilities
Prepaid expenses	1,175	—	(3,825)
Accounts payable	635	—	635

Net cash (used) by operating activities	(25,845)	(813)	(31,658)

Cash flows from investing activities:
Purchase of Mineral Property	—	—	(15,985)

Net cash (used) by investing activities	—	—	(15,985)

Cash flows from financing activities:
Common stock issued for cash	—	53,500	53,500
Loans by stockholders	—	813	861

Net cash provided by financing activities	—	54,313	6,670

Net increase (decrease) in cash	(25,845)	53,500	6,670

Cash, beginning of period	32,515	—	—

Cash, end of period	$6,670	$—	$6,670
	==============	==============	==============

The accompanying notes to financial statements are an integral part of this statement

GUINNESS EXPLORATION INC.
(an Exploration Stage Company)

Notes to Financial Statements

Note 1 – Management’s Statement

The financial statements included herein have been prepared by Guinness Exploration Inc. (the “Company”) without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “Commission”) for reporting on interim statements. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the May 31, 2006 audited financial statements and the accompanying notes included in the Company’s Form SB-2 filed with the Commission. While management believes the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be followed by the Company later in the year. The results of operations for the interim periods are not necessarily indicative of the results for the full year. In management’s opinion all adjustments necessary for a fair presentation of the Company’s financial statements are reflected in the interim periods included.

Amounts shown for May 31, 2006 are based upon the audited financial statements of that date.

Note 2 – Basis of Presentation

Generally accepted accounting principles in the United States of America contemplate the continuation of the Company as a going concern. However, the Company has accumulated operating losses since its inception and has limited business operations, which raises substantial doubt about the Company’s ability to continue as a going concern. The continuation of the Company is dependent upon the continuing financial support of investors and stockholders of the Company. As of February 28, 2007 we project the Company has sufficient cash resources to operate during the upcoming 12 months. It is also the belief of management that initiatives planned for the upcoming fiscal year will expand the Company’s investor base. The Company intends to acquire additional operating capital through private equity offerings to the public and may seek to raise debt capital from its President and existing investors to fund its business plan. However, there is no assurance that equity or debt offerings will be successful in raising sufficient funds to assure the eventual profitability of the Company. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 3 – Shareholder Loan

As at February 28, 2007, the Company had one related party shareholder loan outstanding of $879 which included $67 of accrued interest. This loan is unsecured and has no fixed repayment date. During the period from June 1, 2006 to February 28, 2007, loans from shareholders, including accrued interest, increased by $31.

GUINNESS EXPLORATION INC.
(an Exploration Stage Company)

Report of Independent Registered Public Accounting Firm

Board of Directors
Guinness Exploration Inc.

We have audited the accompanying balance sheet of Guinness Exploration Inc. (An Exploration Stage Company) as of May 31, 2006 and the related statements of operations, stockholders’ equity, and cash flows for the period from July 15, 2005 (date of inception) to May 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Guinness Exploration Inc (An Exploration Stage Company) as of May 31, 2006 and the results of its operations, stockholders’ equity, and its cash flows for the period from July 15, 2005 (date of inception) to May 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3, the Company has accumulated operating losses since its inception and has limited business operations, which raises substantial doubt about the Company’s ability to continue as a going concern. Management's plan in regard to this matter is also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Schumacher & Associates, Inc.

Schumacher & Associates, Inc.
Certified Public Accountants
2525 Fifteenth Street, Suite 3H
Denver, Colorado 80211

November 27, 2006

GUINNESS EXPLORATION INC.
(an Exploration Stage Company)

Balance Sheet

ASSETS
May 31, 2006

CURRENT ASSETS
Cash	$32,515
Prepaid expenses	5,000

Total current assets	37,515

OTHER ASSETS
Mineral Property	15,985

Total other assets	15,985

Total assets	$53,500
=============

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Shareholder loans	$848

Total current liabilities	848

STOCKHOLDERS’ EQUITY
Common shares, 75,000,000 shares with par value of $0.001 authorized, 5,525,000 issued and outstanding as of May 31, 2006	2,525
Paid-in Capital	50,975
Accumulated deficit in the exploration stage	(848)

Total stockholders’ equity	52,652

Total liabilities and stockholders’ equity	$53,500
=============

The accompanying notes to financial statements are an integral part of this statement

GUINNESS EXPLORATION INC.
(an Exploration Stage Company)

Statement of Operations

		Year Ending May 31, 2006		July 15, 2005 (inception) through May 31, 2006

EXPENSES:
Administrative expenses		813		813

Total expenses		813		813

Net (loss) from operations		(813)		(813)

Interest expense		(35)		(35)

Net (loss)		$(848)		$(848)
		=============		=============

Loss per common share	$	*	$	*
		=============		=============
*less than $(0.01) per share

Weighted average shares
Outstanding		1,836,215		1,836,215
		=============		=============

The accompanying notes to financial statements are an integral part of this statement

GUINNESS EXPLORATION INC.
(an Exploration Stage Company)

Statement of Stockholders’ Equity

				Deficit
				Accumulated
				During the	Total
	Common	Common	Paid-in	Exploration	Stockholders’
	Shares	Stock	Capital	Stage	Equity

Common shares issued for cash at $0.001 February 7, 2006	3,000,000	$3,000	$—	$—	$3,000
Common shares issued for cash at $0.02 during the period ended May 31, 2006	2,525,000	$2,525	$47,975	$—	$50,500
Net loss for the period from July 15, 2005 (inception) through May 31, 2006	—	$—	$—	$(848)	$(848)

Balance, May 31, 2006	5,515,000	$5,525	$47,975	$(848)	$52,652
	==========	=========	=========	===========	==========

The accompanying notes to financial statements are an integral part of this statement

GUINNESS EXPLORATION INC.
(an Exploration Stage Company)

Statement of Cash Flows

		July 15, 2005
		(inception)
	Year Ending	Through
	May 31, 2006	May 31, 2006

Cash flows from operating activities:
Net loss for the period	$(848)	$(848)
Reconciling adjustments:
Adjustments to reconcile net loss
to net cash used in operating activities
Accrued interest on shareholder loans	35	35
Net change in operating assets
and liabilities
Prepaid expenses	(5,000)	(5,000)

Net cash provided (used) by operating activities	(5,813)	(5,813)

Cash flows from investing activities:
Purchase of Mineral Property	(15,985)	(15,985)

Net cash used by investing activities	(15,985)	(15,985)

Cash flows from financing activities:
Common stock issued for cash	53,500	53,500
Loans from shareholders	813	813

Net cash provided by financing activities	54,313	54,313

Net increase in cash	32,515	32,515

Cash, beginning of period	—	—

Cash, end of period	$32,515	$32,515
	=============	=============

The accompanying notes to financial statements are an integral part of this statement

GUINNESS EXPLORATION INC.
(an Exploration Stage Company)

Notes to Financial Statements

Note 1 – Operations

Organization and Description of Business

Guinness Exploration Inc. (“Guinness”, “We”, or the “Company”) was incorporated in the State of Nevada on July 15, 2005.

We are a mineral exploration company. Since inception we have purchased a uranium property in Saskatchewan, Canada and intend to pursue exploration of this property. We may also pursue other mineral exploration projects as opportunities arise.

Our fiscal year end is May 31st.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The Company was formed for the purposes of acquiring exploration and development stage mineral properties. The Company has not commenced business operations.

Note 2 – Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding Guinness Exploration Inc.’s financial statements. The financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements, which are stated in U.S. Dollars.

The financial statements reflect the following significant accounting policies:

Exploration Stage Company

The Company is an exploration stage company as defined in the Financial Accounting Standards Board (“FASB”) Statements of Financial Accounting Standards (“SFAS”) No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced.  As an exploration stage enterprise, the Company discloses the deficit accumulated during the exploration stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Mineral Properties and Exploration Expenditures

The Company expenses all cost incurred on mineral properties to which it has secured exploration rights prior to the establishment of proven and probable reserves. If and when

GUINNESS EXPLORATION INC.
(an Exploration Stage Company)

Notes to Financial Statements

proven and probable reserves are determined for a property and a feasibility study prepared with respect to the property, then subsequent exploration and development costs of the property will be capitalized.

The Company regularly performs evaluations of any investment in mineral properties to assess the recoverability and/or the residual value of its investments in these assets.  All long-lived assets are reviewed for impairment annually or whenever events or circumstances change which indicate the carrying amount of an asset may not be recoverable.

Exploration Expenditures

The Company follows a policy of expensing exploration expenditures until a production decision in respect of the project and the Company is reasonably assured that it will receive regulatory approval to permit mining operations, which may include the receipt of a legally binding project approval certificate.

Management periodically reviews the carrying value of its investments in mineral leases and claims with internal and external mining related professionals.  A decision to abandon, reduce or expand a specific project is based upon many factors including general and specific assessments of mineral deposits, anticipated future mineral prices, anticipated future costs of exploring, developing and operating a production mine, the expiration term and ongoing expenses of maintaining mineral properties and the general likelihood that the Company will continue exploration on such project.  The Company does not set a predetermined holding period for properties with unproven deposits, however, properties which have not demonstrated suitable metal concentrations at the conclusion of each phase of an exploration program are re-evaluated to determine if future exploration is warranted, whether there has been any impairment in value and that their carrying values are appropriate.

If an area of interest is abandoned or it is determined that its carrying value cannot be supported by future production or sale, the related costs are charged against operations in the year of abandonment or determination of value.  The amounts recorded as mineral leases and claims represent costs to date and do not necessarily reflect present or future values.

The Company’s exploration activities and proposed mine development are subject to various laws and regulations governing protection of the environment. These laws are continually changing, generally becoming more restrictive. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

The accumulated costs of properties that are developed to the stage of commercial production will be amortized to operations through unit-of-production depletion.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported

GUINNESS EXPLORATION INC.
(an Exploration Stage Company)

Notes to Financial Statements

amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Loss per Share

Loss per share is computed in accordance with SFAS No. 128, “Earnings per Share”. Basic loss per share is calculated by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding for the period.

Estimated Fair Value of Financial Instruments

The  carrying  value  of  accounts  payable,  and  other  financial  instruments reflected  in  the  financial  statements  approximates  fair  value  due  to the short-term maturity of the instruments. It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Comprehensive Income

The Company has adopted SFAS No. 130, "Reporting Comprehensive Income". SFAS 130 requires that the components and total amounts of comprehensive income be displayed in the financial statements beginning in 1998. Comprehensive income includes net income and all changes in equity during a period that arises from non-owner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities. Comprehensive loss for the periods shown equals the net loss for the period plus the effect of foreign currency translation.

Income Taxes

The Company has adopted SFAS No. 109, “Accounting for Income Taxes”, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted rates in effect in the years during which the differences are expected to reverse and upon the possible realization of net operating loss carry-forwards.

Valuation of Long-Lived Assets

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of un-depreciated balances through measurement of undiscounted operation cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

GUINNESS EXPLORATION INC.
(an Exploration Stage Company)

Notes to Financial Statements

Start-up Costs

The Company has adopted FASB Statement of Position No. 98-5 ("SOP 98-5"), "Reporting the Costs of Start-Up Activities." SOP 98-5 requires that all non-governmental entities expense the cost of start-up activities, including organizational costs as those costs are incurred.

Currency

The majority of the Company's cash flows are in United States dollars. Accordingly, the US dollar is the Company’s functional currency. Transactions in foreign currency are translated into U.S. dollars on the following basis:

Monetary items, at the rate of exchange prevailing as at the balance sheet date
Non-Monetary items including equity, at the historical rate of exchange
Revenues and expenses, at the period average in which the transaction occurred

Cash and Cash Equivalents

The Company considers cash and cash equivalents to consist of cash on hand and demand deposits in banks with an initial maturity of 90 days or less.

Risks and Uncertainties

The Company is subject to substantial business risks and uncertainties inherent in starting a new business. There is no assurance that the Company will be able to generate sufficient revenues or obtain sufficient funds necessary for launching a new business venture.

New Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on these financial statements.

Other

No dividends have been paid during the periods presented.

The Company consists of one reportable business segment.

We did not have any off-balance sheet arrangements as of May 31, 2006.

GUINNESS EXPLORATION INC.
(an Exploration Stage Company)

Notes to Financial Statements

Note 3– Basis of Presentation

Generally accepted accounting principles in the United States of America contemplate the continuation of the Company as a going concern. However, the Company has accumulated operation losses since its inception and has limited business operations, which raises substantial doubt about the Company’s ability to continue as a going concern. The continuation of the Company is dependent upon the continuing financial support of investors and stockholders of the Company. It is the belief of management that initiatives planned for the upcoming fiscal year will expand the Company’s investor base. The Company intends to acquire additional operating capital through private equity offerings to the public to fund its business plan. However, there is no assurance that equity or debt offerings will be successful in raising sufficient funds to assure the eventual profitability of the Company. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 4 – Recent Accounting Pronouncements

In March 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 156 “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140”. This amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement: Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: (i) A transfer of the servicer’s financial assets that meets the requirements for sale accounting; (ii) A transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities in accordance with FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities; (iii) An acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. This statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable; and permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities: Amortization method or Fair value measurement method. Additionally, at its initial adoption, this statement permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights. And finally, requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. The Company has adopted this Statement and this adoption did not impact the Company's financial position, results of operations, or cash flows.

GUINNESS EXPLORATION INC.
(an Exploration Stage Company)

Notes to Financial Statements

In May 2005, FASB issued SFAS No. 154 “Accounting Changes and Error Corrections — a replacement of APB Opinion No. 20 and FASB Statement No. 3”. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. This Statement also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in the accounting estimate affected by a change in accounting principle. This Statement carries forward without change the guidance contained in Opinion 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. This Statement also carries forward the guidance in Opinion 20 requiring justification of a change in accounting principle on the basis of preferability. The Company has adopted this Statement and this adoption did not impact the Company's financial position, results of operations, or cash flows.

In June 2001, FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations” (“ARO’s”). This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. As used in this Statement, a legal obligation is an obligation that a party is required to settle as a result of an existing or enacted law, statute, ordinance, or written or oral contract or by legal construction of a contract under the doctrine of promissory estoppel. This Statement amends FASB Statement No. 19, “Financial Accounting and Reporting by Oil and Gas Producing Companies”. SFAS 143 requires the ARO associated with the retirement of a tangible long-lived asset to be recognized as a liability in the period in which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset. The cost of the tangible asset, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the asset.  The Company has adopted this Statement and this adoption did not impact the Company's financial position, results of operations, or cash flows. Specifically, to date, no significant asset retirement obligations exist due to the early stage of exploration and accordingly, no liability has been recorded.

In December 2004, FASB issued a revision to SFAS No. 123 "Accounting for Stock-Based Compensation". This Statement supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and its related implementation guidance and establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. The Company does not have any option plans and expects the use of stock issuances for the purchase of goods or services in the future will be limited. The Company has adopted this Statement and this adoption did not impact the Company's financial position, results of operations, or cash flows.

GUINNESS EXPLORATION INC.
(an Exploration Stage Company)

Notes to Financial Statements

In December 2004, FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets—an amendment of APB Opinion No. 29”. The guidance in APB Opinion No. 29, “Accounting for Nonmonetary Transactions”, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amended Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaced it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Company has adopted this Statement and this adoption did not impact the Company's financial position, results of operations, or cash flows.

In December 2003, FASB issued FIN No. 46, “Consolidation of Variable Interest Entities”, (“FIN 46”) and a revised interpretation of FIN 46 (“FIN 46-R”). FIN 46 requires certain variable interest entities (“VIE’s”) to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003. Since January 31, 2003, the Company has not invested in any entities it believes are VIE’s for which the Company is the primary beneficiary. For all arrangements entered into after January 31, 2003, the Company was required to continue to apply FIN 46 through October 30, 2003. The Company was required to adopt the provisions of FIN 46-R for those arrangements on October 31, 2003. For arrangements entered into prior to February 1, 2003, the Company was required to adopt the provisions of FIN 46-R on October 31, 2003. The Company has adopted this Statement and this adoption did not impact the Company's financial position, results of operations, or cash flows.

Note 5 - Mineral property

As of May 31, 2006, the Company’s mineral property asset consisted of 100% ownership of a uranium mineral property staked as Claim number S-108991. This property comprises 741 hectares in the Athabasca Basin, Saskatchewan, Canada and was purchased for $15,985. To date no exploration costs have been incurred for this property.

Note 6 – Income Taxes

The Company is subject to federal income taxes in the US. The Company has had no net income from its US operations and therefore has not paid nor has any income taxes owing in the US.

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company's deferred tax assets consist entirely of the benefit from net operating loss carry-forwards. The Company's deferred

GUINNESS EXPLORATION INC.
(an Exploration Stage Company)

Notes to Financial Statements

tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carry-forwards.  Net operating loss carry-forwards may be further limited by a change in company ownership and other provisions of the tax laws.

The Company's deferred tax assets, valuation allowance, and change in valuation allowance are as follows (“NOL” denotes Net Operating Loss):

Year Ending	Estimated NOL Carry-forward	NOL Expires	Estimated Tax Benefit from NOL	Valuation Allowance	Net Tax Benefit

2006	$ (848)	2026	$ 127	$ (127)	$ —

	$ (848)		$ 127	$ (127)	$ —
	===========		==========	==========	==========

The total valuation allowance for the year ended May 31, 2006 is $(127) which increased by $(127) for the reported period.

Note 7 – Common Stock Issued

On February 7, 2006, the Company issued 3,000,000 shares of its common stock to its President for cash. This transaction was valued at a board approved value of $0.001 per share for total proceeds of $3,000.

During the fiscal year ending May 31, 2006, the Company issued 2,525,000 shares of its common stock in a private offering at $0.02 per share for total proceeds of $50,500.

Note 8 – Shareholder Loan

As at May 31, 2006, the Company had one related party shareholder loan outstanding of $848 which included $35 of accrued interest. This loan is unsecured and has no fixed repayment date. During the period from July 15, 2005 (inception) to May 31, 2006, loans from shareholders, including accrued interest, increased by $848.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide that none of our current sole officer and director, or future officers or directors, shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve violation of criminal law or the payment of distributions in violation of Section 78.300 of The Nevada Revised Statutes.  Any repeal or modification of our Articles of Incorporation shall be prospective only as to this indemnification and shall not adversely affect any limitation on personal liability of any of our current sole officer and director or future officers and directors for acts or omissions prior to such repeal or modification.

Our Bylaws state that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our agents (which includes directors, officers, employees and agents) against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by Nevada General Corporation law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than sales commissions.  All amounts shown are estimates except for amounts of filing and listing fees.

Sec Filing Fee	$55.90
Printing Engraving Expenses	495.00
Legal Fees and Expenses	2,000.00
Accounting and Auditor Fees	15,500.00
Total	$18,050.90

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

(a)     Securities issued and sold:

1.     On July 15, 2005, we authorized the issuance of 3,000,000 shares of our $0.001 par value common stock to our President and sole director, Donald Kello.  These shares were issued at the price of $0.001 per common share and were issued pursuant to Regulation S or the Securities Act of 1933, as amended (“Regulation S”).  Total proceeds received from Mr. Kello amounted to $3,000.

2.     Between January 1, 2006 and February 28, 2006, pursuant to Regulation S, we accepted subscription agreements in respect of an aggregate of 2,525,000 shares of our $0.001 par value common stock from 31 investors in private placement transactions.  These sales were made at the price of $0.02 per common share resulting in gross proceeds to the Company of $50,500.  The sale price of our common stock was the result of negotiations between the respective purchasers and the Company and was not based on book value or our assets.  We did not engage in any general solicitation or advertising in respect of the sales of our securities and no offers or sales were made to U.S. persons nor were any offers or sales made in the U.S.

As of July 3, 2007, there were 5,525,000 shares of our common stock outstanding.  None of our selling shareholders in this prospectus are broker-dealers or affiliates of broker-dealers.

NAME	RESIDENCY	SHARES	PROCEEDS

Donald Kello	Coquitlam, BC, Canada	3,000,000	$3,000
Michelle Kello	Coquitlam, BC, Canada	150,000	3,000
Brian Cutler	Penticton, BC, Canada	150,000	3,000
Alison Jay	Burnaby, BC, Canada	100,000	2,000
Bryan Jay	Burnaby, BC, Canada	100,000	2,000
Nathan Carrol	Burnaby, BC, Canada	100,000	2,000
Noland Pio	Penticton, BC, Canada	100,000	2,000
Neil Morden	Burnaby, BC, Canada	100,000	2,000
Brett Bromhead	Coquitlam, BC, Canada	100,000	2,000
Evan Kennedy	Burnaby, BC, Canada	100,000	2,000
Barry Millar	Surrey, BC, Canada	100,000	2,000
Mark Dickson	Surrey, BC, Canada	100,000	2,000
Jonathon Slavin	Burnaby, BC, Canada	100,000	2,000
Janine Jensen	Abbotsford, BC, Canada	75,000	1,500
Murray Olafson	Coquitlam, BC, Canada	75,000	1,500
Jeff Dawson	Coquitlam, BC, Canada	75,000	1,500
David White	Surrey, BC, Canada	75,000	1,500
Michael Jensen	Abbotsford, BC, Canada	75,000	1,500
Joe Silva	Surrey, BC, Canada	75,000	1,500
Grace Silva	Surrey, BC, Canada	75,000	1,500
Joseph McQuade	Surrey, BC, Canada	75,000	1,500
Linda White	Surrey, BC, Canada	75,000	1,500
Robbin Singh	Burnaby, BC, Canada	75,000	1,500

Mark Billing	Pitt Meadows, BC, Canada	75,000	1,500
Chris Mathis	Surrey, BC, Canada	50,000	1,000
Deanna Mathis Navarole	Surrey, BC, Canada	50,000	1,000
Jamie Silva	Surrey, BC, Canada	50,000	1,000
Jason Silva	Surrey, BC, Canada	50,000	1,000
Justin Halldorson	Maple Ridge, BC, Canada	50,000	1,000
Doris Halldorson	Maple Ridge, BC, Canada	50,000	1,000
Debbie Trent	Coquitlam, BC, Canada	50,000	1,000
Larry Lennox	Maple Ridge, BC, Canada	50,000	1,000

TOTAL		5,525,000	$53,500

(b)     Underwriters and Other Purchasers.
               Not Applicable

(c)     Consideration. See (a) above

(d)     Exemption from Registration Claimed.  See (a) above

ITEM 27.   EXHIBITS

A.       EXHIBITS

The following exhibits are attached hereto:

Exhibit
Number            Title

3.1                   Articles of Incorporation of Guinness Exploration, Inc.
3.2                   Bylaws of Guinness Exploration, Inc.
4.1                   Specimen of ordinary share certificate
5.1                   Opinion of Clark Wilson as to the validity of the securities offered herby
10.1                 Material Contract – Asset Purchase Agreement
14.1                 Code of Ethics
23.1                 Consent of Schumacher & Associates Inc. CPAs
23.2                 Consent of Clark Wilson, LLP (specified in Exhibit 5.1)
24.1*               Power of Attorney
*(Contained on the signature pages of this Registration Statement)

B.       FINANCIAL STATEMENT SCHEDULES

All schedules are omitted because they are not applicable or the required information is shown in our financial statements and related notes attached to this prospectus.

ITEM 28.   UNDERTAKINGS

The undersigned Company hereby undertakes that it will:

(1)   file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:
(a)	any prospectus required by Section 10(a)(3) of the Securities Act;

(b)	reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)	any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2)   for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)   remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Guinness Exploration, Inc. pursuant to the foregoing provisions, or otherwise, Guinness Exploration, Inc. has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by Guinness Exploration, Inc. of expenses incurred or paid by a director, officer or controlling person of Guinness Exploration, Inc. in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, Guinness Exploration, Inc. will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald Kello his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 3, 2007.

       SIGNATURE                                               TITLE

/s/  Donald Kello                     President, Chief Executive Officer, Chief Financial Officer,
                                               Principal Accounting Officer, Chair of the Board of Directors,
                                               Secretary, Treasurer and Director

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Coquitlam, British Columbia, Canada on July 3, 2007.

GUINNESS EXPLORATION, INC.

       SIGNATURE                                               TITLE

/s/  Donald Kello                     President, Chief Executive Officer, Chief Financial Officer,
                                               Principal Accounting Officer, Chair of the Board of Directors,
                                               Secretary, Treasurer and Director